UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 17, 2007

BOULDER SPECIALTY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51506	20-2949397
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

6106 Sunrise Ranch Drive
Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:           (303) 682-1982

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

        [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers

        On May 17, 2007, our board of directors elected Robert S. Gluck, our vice chairman and a director, to serve as our chief financial officer on an interim basis until we hire a new chief financial officer. Mr. Gluck will serve as chief financial officer in lieu of Christopher J. Wolf, a consultant to Boulder who, as we previously reported on May 10, 2007, has accepted employment elsewhere and therefore will not be joining the Company as its CFO. In his role as vice chairman, Mr. Gluck has responsibility for all functions other than sales and marketing.

        At its meeting on May 17, 2007, our board also designated Mr. Gluck to serve as our chief accounting officer in place of James E. Lewis, pending our hiring of a new CFO. Mr. Lewis, one of our founding directors, remains on our board but beginning May 17, 2007, has stepped down from his positions as vice chairman and chief accounting officer.

        Mr. Gluck has been a vice chairman and a member of our board of directors since November 2005. Mr. Gluck has over 25 years’ experience as a senior financial executive, including 21 years spent with Bestfoods, formerly known as CPC International, and four years with Unilever United States, Inc. Mr. Gluck joined CPC International in 1979 in finance and was appointed vice president of business development for CPC North America in 1988. In 1995, he was appointed as a vice president of finance of the Corn Products Division of CPC North America, where he led the strategic review that recommended a tax-free spin-off of this division to the parent company’s stockholders. He was appointed to the positions of vice president and treasurer of Bestfoods in 1997, where he served as a member of the corporate board finance committee and oversaw a variety of treasury activities in over 65 countries.

        In addition to serving as a key member of the management team that negotiated the sale of Bestfoods to Unilever in October 2000, while at Bestfoods Mr. Gluck also participated as a key member in the acquisitions of Arisco, Case-Swayne Foods and five other international food businesses that collectively required over $1.1 billion of total funding. From 2000 to 2004, Mr. Gluck served as the senior vice president and chief financial officer of Unilever United States, Inc. Since that time, Mr. Gluck has been providing consulting services to companies throughout the food industry through his consulting firm, Matthew Robert Associates, LLC, where he specializes in strategic planning, financial operations review, mergers and acquisitions, divestitures, competitive analysis and peer group benchmarking. In February 2006, Mr. Gluck became the president of Kristian Regale, a private company engaged in the sparkling juice business. Mr. Gluck will have no active day-to-day management role with either Matthew Robert Associates, LLC or Kristian Regale now that our initial business combination has been completed.

        Mr. Gluck holds a Bachelors degree in marketing from the New York Institute of Technology and an MBA in finance from St. John’s University. He is a member of Financial Executives Institute, the Association for Corporate Growth, the Food Marketing Institute, and the National Restaurant Association.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOULDER SPECIALTY BRANDS, INC.
(registrant)
May 22, 2007	By: /s/ Stephen B. Hughes
Stephen B. Hughes
Chairman and CEO

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